Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                       Date of Report: September 30, 2005



                                 PETROGEN CORP.
        (Exact Name of Small Business Issuer as Specified in its Charter)

                                     NEVADA
              (State or other Jurisdiction as Specified in Charter)



         00-25579                                     87-0571853
(Commission file number)                  (I.R.S. Employer Identification No.)



                             3200 Southwest Freeway
                                   Suite 3300
                              Houston, Texas 77027
                    (Address of Principal Executive Offices)

                                  713.402.6115
                           (Issuer's telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

During September 2004, Petrogen Corp., a Nevada corporation (the "Company"), announced that it had completed a private placement offering whereby the Company issued an aggregate of 7,284,000 units (the "Unit(s)"). Each Unit consisted of one share of the Company's restricted common stock, one-half of one share purchase warrant (the "Warrant(s)"), and one piggyback warrant (the "Piggyback Warrant(s)"). Each whole Warrant entitled the holder thereof (the "Investor") to purchase on additional share of the Company's common stock at a purchase price of $0.50 per whole Warrant until September 30, 2005. Each Piggyback Warrant entitled the Investor to purchase one additional share of the Company's common stock at a purchase price of $1.00 per Piggyback Warrant until January 31, 2006, and only if the Warrants were first exercised in full by the respective Investor.

The Company and certain of the Investors have entered into an agreement to opt to surrender for cancellation the Warrants and the Piggyback Warrants held of record by the respective Investor (the "Agreement"), in order to prevent dilution and to help attract investors for the Company for future possible financings. In accordance with the terms and provisions of the Agreement: (i) the Investor agreed to cancel and surrender the Piggyback Warrants held of record; and (ii) the Company agreed to re-price the Warrants at $0.45 and extend the termination date for a six-month period to March 31, 2006. The Warrants and Piggyback Warrants will terminate and be cancelled effective September 30, 2005 in the event the Investor does not enter into the Agreement with the Company.

As of the date of this Report, twenty-seven Investors have entered into an Agreement, respectively, with the Company, An aggregate of 7,464,000 Piggyback Warrants have been surrendered and cancelled in accordance with the terms and provisions of the Agreements and an aggregate 3,732,000 Warrants have been re-priced at $0.45 per whole Warrant.

The Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission has been amended to correct the disclosure regarding the Warrants. As of the date of the Annual Report, no Warrants had been terminated or cancelled.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

              Not applicable.

(b) Pro Forma Financial Information.

              Not applicable.

(c) Exhibits.

              Not applicable.

                                   SIGNATURES

         In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   PETROGEN CORP.


Date:  September 30, 2005          By:  /s/ SACHA SPINDLER
                                        ________________________________
                                        Sacha Spindler, Chief Executive Officer